Exhibit 10.42


SPECIALTY FOODS CORPORATION

H&M FOOD SYSTEMS COMPANY, INC.
METZ BAKING COMPANY
STELLA FOODS, INC.

AMENDED AND RESTATED
HEADQUARTERS
LONG TERM INCENTIVE COMPENSATION PLAN


Adopted at the February 17, 1994 Board of Directors' Meeting.
Amended and Restated as of February 22, 1995.
Further Amended and Restated as of July 11, 1997.



     Section 1. Purpose. The purpose of this Plan is to promote the interests of H&M Food Systems Company, Inc., Metz Baking Company and Stella Foods, Inc., which are wholly owned subsidiaries of Specialty Foods Corporation ("SFC"), by (a) attracting, motivating and retaining executive personnel of outstanding ability to the SFC Headquarters organization involved in the management of such subsidiaries; (b) focusing the attention of executive management of the SFC Headquarters organization on achievement of the sustained long term results of the subsidiaries; (c) fostering the attention of SFC Headquarters management on overall corporate performance and thereby promoting cooperation and teamwork among management of the operating units; and (d) providing SFC Headquarters executives with a direct economic interest in the attainment of demanding long term business objectives of the subsidiaries.

     Section 2.     Definitions.  As used in this Plan, the
following capitalized terms shall have the following meanings:

          (a) "SFC Board of Directors" shall mean the board of directors of SFC, as in effect from time to time.

          (b) "Change of Control" shall mean, (i) with respect to SFAC or SFC, a transaction pursuant to which a person or group (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934), other than Acadia Partners, L.P., Keystone, Inc., HWP Specialty Partners, L.P. and their respective "affiliates" (as such term is defined in Appendix 1 hereto) (such person or group being a "Non-Affiliate"), acquires the collective ability to designate directly or indirectly a majority of the members of the board of directors of SFAC or SFC (whether by contract or otherwise), and (ii) with respect to any of the Subsidiaries, a transaction (including a sale, merger or other similar transaction, but excluding any transaction among only SFAC, SFC and/or their subsidiaries), (a) pursuant to which all or substantially all the assets of such Subsidiary are sold to Non-Affiliates, (b) pursuant to which Non-Affiliates acquire the collective ability to designate directly or indirectly a majority of the Board of Directors of such Subsidiary (whether by contract or otherwise), or (c) which the Committee determines, in its discretion, to constitute a Change of Control.

          (c) "Committee" shall mean the committee appointed by the SFC Board of Directors to administer the Plan.

          (d) "Companies" shall mean any of SFAC, SFC, H&M, Metz or Stella.

          (e) "EBITDAF" shall mean, with respect to each Subsidiary, the amount determined on a consolidated basis for such Subsidiary (as reflected in the audited consolidated financial statement of such Subsidiary for the Measuring Fiscal
Year) equal to (i) income from operations, plus (ii) depreciation of its property, plant and equipment and amortization of intangible assets, plus (iii) such Subsidiary's Operating
Financing Charges.

          (f)  "Effective Date" shall mean January 1, 1994.

          (g) "Employee" shall mean an employee of any Subsidiary, SFAC or SFC.

          (h) "First Vesting Date" shall have the meaning assigned in Section 9.

          (i) "Fiscal Year" shall mean, with respect to any Subsidiary, the calendar year ending December 31, whether or not such period is the fiscal year of such Subsidiary.

          (j)  "H&M" shall mean H&M Food Systems Company, Inc., a
Delaware corporation.

          (k) "H&M Award Pool" shall mean the award pool established pursuant to Section 4(c).

          (l)  "H&M Performance Unit" shall mean each H&M
Performance Unit granted by the Committee to a Participant pursuant to Section 7(a).

          (m) "H&M Minimum EBITDAF Target" or "H&M MET" shall mean with respect to a Measuring Fiscal Year of H&M, the H&M
Minimum EBITDAF Target specified for such Measuring Fiscal Year in Section 4(b).

          (n) "Maturity Date" shall mean December 31, 1998, or, if earlier with respect to any Subsidiary, the date on which a Change of Control of such Subsidiary occurs.

          (o) "Measuring Fiscal Year" shall mean, with respect to each Subsidiary, (i) if no Change of Control of such Subsidiary occurs prior to December 31, 1998, Fiscal Year 1998, or (ii) if a Change of Control of such Subsidiary occurs prior to December 31, 1998, the most recent Fiscal Year preceding the Fiscal Year in which the Change of Control for such Subsidiary occurs.

          (p) "Metz" shall mean Metz Baking Company, an Iowa corporation.

          (q) "Metz Award Pool" shall mean the award pool established pursuant to Section 5(c).

          (r)  "Metz Performance Unit" shall mean each Metz
Performance Unit granted by the Committee to a Participant pursuant to Section 7(a).

          (s) "Metz Minimum EBITDAF Target" or "Metz MET" shall mean, with respect to a Measuring Fiscal Year of Metz, the Metz
Minimum EBITDAF Target specified for such Measuring Fiscal Year in Section 5(b).

          (t) "Operating Financing Charges" shall mean, with respect to any Subsidiary, the total expenses incurred by such Subsidiary for the Measuring Fiscal Year which arise from off-balance sheet financing techniques originated in 1995 and 1996 related to inventory financing transactions, sale-leaseback transactions and the fleet leasing program utilized by the Companies. The amount of the Operating Financing Charges shall be reasonably determined by the Committee. The Companies currently project that the amount of Operating Financing Charges incurred by H&M, Metz and Stella will be $0, $5.8 million and $5.8 million, respectively, in 1997 and will be $0, $7.3 million and $7.4 million, respectively, in 1998.

          (u) "Participant" shall mean an Employee designated by the Committee to participate in the Plan pursuant to Section 3.

          (v) "Participant's Total Award" shall be an amount equal to the sum of such Participant's Total H&M Award, such Participant's Total Metz Award and such Participant's Total
Stella Award.

          (w) "Participant's Total H&M Award" has the meaning assigned in Section 8(a).

          (x) "Participant's Total Metz Award" has the meaning assigned in Section 8(b).

          (y) "Participant's Total Stella Award" has the meaning assigned in Section 8(c).

          (z) "Performance Cycle" shall mean, with respect to each Subsidiary, the period commencing on the Effective Date and ending on the Maturity Date of such Subsidiary.

          (aa) "Performance Units" shall mean collectively the H&M Performance Units, Metz Performance Units and Stella
Performance Units.

          (bb) "Prior Plan" shall mean the SFAC Group Long Term
Incentive Compensation Plan adopted by the SFAC Board of
Directors on February 17, 1994, as the same was amended and restated as of February 22, 1995.

          (cc) "Plan" shall mean this Long Term Incentive
Compensation Plan, as amended from time to time.

          (dd) "Second Vesting Date" shall have the meaning assigned in Section 9.

          (ee) "SFAC" shall mean Specialty Foods Acquisition
Corporation, a Delaware corporation.

          (ff) "SFC" means Specialty Foods Corporation, a
Delaware corporation.

          (gg) "Subsidiaries" shall mean H&M, Metz and Stella and
"Subsidiary" shall mean H&M, Metz or Stella, as the context dictates.

          (hh) "Stella" means Stella Foods, Inc., a Delaware corporation.

          (ii) "Stella Award Pool" shall mean the award pool established pursuant to Section 6(c).

          (jj) "Stella Performance Unit" shall mean each Stella
Performance Unit granted by the Committee to a Participant pursuant to Section 7(a).

          (kk) "Stella Minimum EBITDAF Target" or "Stella MET" shall mean, with respect to a Measuring Fiscal Year of Stella, the Stella Minimum EBITDAF Target specified for such Measuring
Fiscal Year in Section 6(b).

          (ll) "Vesting Dates" has the meaning assigned in
Section 9.

     Section 3. Eligibility. Participants in the Plan shall be designated by the Committee and shall consist of those Employees (whether or not employed on the Effective Date) who, in the sole discretion of the Committee, have the potential to make a significant impact on the financial results of the Subsidiaries. The Committee's designation of a Participant and the grant of Performance Units to the Participant shall be evidenced by an instrument or instruments signed by or on behalf of the Committee and delivered to each designated Participant.

     Section 4.     H&M Incentive Awards.

          (a) General. The amount, if any, of payments to be made under this Plan with respect to H&M Units shall be conditioned upon meeting or exceeding the H&M Minimum EBITDAF
Target in the Measuring Fiscal Year and shall increase incrementally as the EBITDAF of H&M for the Measuring Fiscal Year exceeds such H&M Minimum EBITDAF Target (up to 115% of H&M
Minimum EBITDAF Target, as defined below).

          (b)  H&M Minimum EBITDAF Targets.  The H&M Minimum
EBITDAF Targets are set forth below.


               Fiscal Year              H&M Minimum EBITDAF
               Ended December 31        Targets1
                                        (in Millions)

               1997                     $15.5
               1998                     $17.0

          (c)  Award Pool.

(i) If the H&M Minimum EBITDAF Target is not met or exceeded for the Measuring Fiscal Year, there shall be no H&M Award Pool.

(ii) The H&M Award Pool for the Measuring Fiscal Year shall be as set forth below:

                    EBITDAF for Measuring  Amount of
                    Fiscal Year            Award Pool
                                           (in Millions)

                    100% of H&M MET        $.325
                    103.75% of H&M MET     .4875
                    107.5% of H&M MET      .65
                    111.25% of H&M MET     .975
                    115% or Greater of     1.3
                    H&M MET

               In the event that the EBITDAF of H&M for the Measuring Fiscal Year is more than one of the above listed levels and less than the next greatest of such levels, the amount of the H&M Award Pool shall be prorated between the applicable amounts listed above. For example, if EBITDAF of H&M for a Measuring Fiscal Year were 105.625% of H&M MET, the H&M Award Pool would be $.56875 million. Alternatively, if EBITDAF of H&M for a Measuring Fiscal Year were 109.375% of MET, the H&M Award Pool would be $.8125 million. In cases in which proration produced fractional numbers, such numbers were omitted from the table above to avoid inaccuracies that could result from rounding off such fractional numbers.

     Section 5.     Metz Incentive Awards.

          (a) General. The amount, if any, of payments to be made under this Plan with respect to Metz Units shall be conditioned upon meeting exceeding the Metz Minimum EBITDAF Target in the Measuring Fiscal Year and shall increase incrementally as the EBITDAF of Metz for the Measuring Fiscal Year exceeds such Metz Minimum EBITDAF Target (up to 115% of Metz Minimum EBITDAF Target, as defined below).

          (b)  Metz Minimum EBITDAF Targets.  The Metz Minimum
EBITDAF Targets are set forth below.

               Fiscal Year              Metz Minimum EBITDAF
               Ended December 31        Targets2
                                        (in Millions)

               1997                     $55.8
               1998                     $62.5

          (c)  Award Pool.

(i) If the Metz Minimum EBITDAF Target is not met or exceeded for the Measuring Fiscal Year, there shall be no Metz Award Pool.

(ii) The Metz Award Pool for the Measuring Fiscal Year shall be as set forth below:

                    EBITDAF for Measuring  Amount of
                    Fiscal Year            Award Pool
                                           (in Millions)

                    100% of Metz MET       $1.1
                    103.75% of Metz MET    1.65
                    107.5% of Metz MET     2.2
                    111.25% of Metz MET    3.3
                    115% or Greater of     4.4
                    Metz MET

               In the event that the EBITDAF of Metz for the Measuring Fiscal Year is more than one of the above listed levels and less than the next greatest of such levels, the amount of the Metz Award Pool shall be prorated between the applicable amounts listed above. For example, if EBITDAF of Metz for a Measuring Fiscal Year were 105.625% of Metz MET, the Metz Award Pool would be $1.925 million. Alternatively, if EBITDAF for a Measuring Fiscal Year were 109.375% of MET, the Metz Award Pool would be $2.75 million. In cases in which proration produced fractional numbers, such numbers were omitted from the table above to avoid inaccuracies that could result from rounding off such fractional numbers.

     Section 6.     Stella Incentive Awards.

          (a) General. The amount, if any, of payments to be made under this Plan with respect to Stella Units shall be conditioned upon exceeding the Stella Minimum EBITDAF Target in the Measuring Fiscal Year and shall increase incrementally as the EBITDAF of Stella for the Measuring Fiscal Year exceeds such Stella Minimum EBITDAF Target (up to 115% of Stella Minimum EBITDAF Target, as defined below).

          (b)  Stella Minimum EBITDAF Targets.  The Stella
Minimum EBITDAF Targets are set forth below.

               Fiscal Year              Stella Minimum EBITDAF
               Ended December 31        Targets3
                                        (in Millions)

               1997                     $58.0
               1998                     $62.0

          (c)  Award Pool.

(i) If the Stella Minimum EBITDAF Target is not met or exceeded for the Measuring Fiscal Year, there shall be no Stella Award
Pool.

(ii) The Stella Award Pool for the Measuring Fiscal Year shall be as set forth below:

                    EBITDAF for Measuring  Amount of
                    Fiscal Year            Award Pool
                                           (in Millions)

                    100% of Stella MET     $1.075
                    103.75% of Stella MET  1.7875
                    107.5% of Stella MET   2.15
                    111.25% of Stella MET  3.225
                    115% or Greater of     4.3
                    Stella MET

               In the event that the EBITDAF of Stella for the Measuring Fiscal Year is more than one of the above listed levels and less than the next greatest of such levels, the amount of the Stella Award Pool shall be prorated between the applicable amounts listed above. For example, if EBITDAF of Stella for a Measuring Fiscal Year were 105.625% of Stella MET, the Stella Award Pool would be $1.96875 million. Alternatively, if EBITDAF for a Measuring Fiscal Year were 109.375% of MET, the Stella Award Pool would be $2.6875 million. In cases in which proration produced fractional numbers, such numbers were omitted from the table above to avoid inaccuracies that could result from rounding off such fractional numbers.

     Section 7.     Performance Units.

          (a) Subject to the terms of the Plan, the Committee may grant up to 3,000 Performance Units to Participants prior to the conclusion of the Performance Cycles. All such Performance Units shall be designated as "H&M Performance Units," "Metz Performance Units" or "Stella Performance Units." Of the 3,000 Performance Units which may be granted, up to 1,000 Performance Units may be designated as "H&M Performance Units;" up to 1,000 Performance Units may be designated as "Metz Performance Units;" and up to 1,000 Performance Units may be designated as "Stella Performance Units." Performance Units of a Subsidiary previously granted to Participants which have been forfeited due to termination of employment, other than by reason of death or disability, before the Maturity Date of such Subsidiary, may be regranted to other Participants. Regardless of the number of Performance Units actually granted, (x) each H&M Performance Unit represents the right to receive 0.1% of the H&M Award Pool, (y) each Metz Performance Unit represents the right to receive 0.1% of the Metz Award Pool, and (z) each Stella Performance Unit represents the right to receive 0.1% of the Stella Award Pool.

          (b) In the discretion of the Committee, Performance Units may be granted to Participants during or following any Fiscal Year in the respective Performance Cycle, whether or not the H&M MET, Metz MET or Stella MET (as applicable) for such Fiscal Year was attained.

          (c) Except for the maximum aggregate number of 3,000 Performance Units available for grants under the Plan, there is no minimum or maximum number of Performance Units that may be granted to a Participant or that may or must be granted in any Fiscal Year.

     Section 8.     Amount of Incentive Awards.

          (a) If the H&M Minimum EBITDAF Target for H&M's Measuring Fiscal Year is met or exceeded, each Participant who is (or is deemed to be pursuant to Section 10 to be) in the employ of one of the Companies on one or both of the Vesting Dates shall be entitled to payments from H&M in an aggregate amount equal to the product of (i) 0.1%, times (ii) the number of such Participant's H&M Performance Units, times (iii) the H&M Award Pool (such aggregate payment being referred to as the "Participant's Total H&M Award"). All such payments shall vest and be made in accordance with the provisions of Section 7.

          (b) If the Metz Minimum EBITDAF Target for Metz's Measuring Fiscal Year is met or exceeded, each Participant who is (or is deemed pursuant to Section 10 to be) in the employ of one of the Companies on one or both of the Vesting Dates shall be entitled to payments from Metz in an aggregate amount equal to the product of (i) 0.1%, times (ii) the number of such Participant's Metz Performance Units, times (iii) the Metz Award Pool (such aggregate payment being referred to as the "Participant's Total Metz Award"). All such payments shall vest in accordance with the provisions of Section 9.

          (c) If the Stella Minimum EBITDAF Target for Stella's Measuring Fiscal Year is met or exceeded, each Participant who is (or is deemed pursuant to Section 10 to be) in the employ of one of the Companies on one or both of the Vesting Dates shall be entitled to payments from Metz in an aggregate amount equal to the product of (i) 0.1%, times (ii) the number of such Participants Metz Performance Units, times (iii) the Metz Award Pool (such aggregate payment being referred to as the "Participant's Total Metz Award"). All such payments shall vest in accordance with the provisions of Section 9.

     Section 9.     Time and Form of Award Payments.

          (a) A Participant shall be entitled to receive 40% of such Participant's Total Award if he or she is (or is deemed pursuant to Section 8) to be in the employ of the Companies on January 15, 1999 (the "First Vesting Date"). Such Participant shall be entitled to receive the remaining 60% of such Participant's Total Award if he or she is (or is deemed pursuant to Section 8 to be) in the employ of the Companies on January 15, 2000 (the "Second Vesting Date"). The First Vesting Date and the Second Vesting Date are referred to herein as the "Vesting Dates".

          (b) Awards payable under the Plan shall be paid by the respective Subsidiary to Participants in two annual installments. The first such installment (equal to 40% of each Participant's Total Award), which shall be paid by the Subsidiaries to those Participants in (or deemed pursuant to Section 8 to be in) the employ of the Companies on the First Vesting Date, shall be paid on the earlier of (x) the date occurring not later than 30 days after the date of the opinion of the Companies' independent auditors certifying the financial results for the 1998 Fiscal Year and (y) March 31, 1999. The second installment (equal to 60% of each Participant's Total Award) shall be paid by the Subsidiaries to those Participants in (or deemed pursuant to Section 8 to be in) the employ of the Companies on the Second Vesting Date on March 31, 2000.

          Notwithstanding the provisions of Sections 9(a) and (b) to the contrary, in the event that a Change of Control of any Subsidiary occurs after the end of the first fiscal year of the Performance Cycle of such Subsidiary and prior to December 31, 1998, a Participant shall be entitled to receive 100% of the Participant's Total Award for such Subsidiary if he or she is (or is deemed pursuant to Section 8 to be) in the employ of the Companies on the date immediately prior to the Change of Control of such Subsidiary. In the event of a Change of Control of a Subsidiary, all awards payable under the Plan with respect to such Subsidiary shall be paid by such Subsidiary in lump-sum amounts within 90 days of the Change of Control.

     Section 10.    Termination of Employment.

          (a) Death and Disability. If, prior to the Second Vesting Date, a Participant dies or becomes disabled (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended), such Participant will be deemed (for purposes of the Plan only) to be employed by the Companies on the respective Maturity Dates of each of the Subsidiaries, as well as both the First Vesting Date and the Second Vesting Date for such Subsidiary. Awards otherwise payable under the Plan by the Subsidiaries to such Participant (or his beneficiary) shall be paid in accordance with the terms of the Plan.

          (b) Other Terminations. A Participant whose employment with the Companies terminates prior to the First Vesting Date (for any reason other than death or disability) shall forfeit all of his or her rights to receive an award payment under the Plan. A Participant whose employment with the Companies terminates after the First Vesting Date but prior to the Second Vesting Date (for any reason other than death or disability) shall forfeit all of his or her rights to receive an award payment pursuant to the second installment under the Plan.

     Section 11. Administration. The Plan shall be administered by the Committee. The Committee shall have full power and authority to interpret and to construe the Plan, and all such interpretations as well as all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan. Notwithstanding anything to the contrary contained herein, the Board of Directors may, in its sole discretion, at any time and from time to time, resolve to administer the Plan. In the event of the foregoing, the term "Committee" as used herein shall mean the Board of Directors.

     Section 12. Adjustments. In the event of (x) any acquisition, divestiture or other corporate transaction of any kind involving any Subsidiary, or (y) any extraordinary transaction or event which materially affects the EBITDAF "run rate" of any Subsidiary which the Committee, in its reasonable discretion, determines to be of such a kind or nature as to make appropriate an amendment or adjustment to the Plan or any Performance Units granted thereunder in order to effectuate the intent and purposes of the Plan, the Committee may, in its discretion, make such amendment or adjustment. Without limiting the generality of the foregoing, the Committee, in its discretion, may, in connection with any such corporate transaction (a) cancel or not cancel Performance Units granted to Employees who no longer qualify as Participants as a result of such transaction, (b) grant new Performance Units to any such person, (c) reduce or increase any of the Award Pools, (d) reduce or increase any of the Minimum EBITDAF Targets, the Maximum EBITDAF Targets, and/or (e) amend any other term or provision of the Plan, all as it deems appropriate to effectuate the intent and purposes of the Plan.

     Section 13. Amendments and Termination. The Board of Directors may amend or terminate the Plan at any time. No such amendment or termination shall materially and adversely impair the rights of any Participant hereunder without the written consent of Participants who, as of the time of such amendment or termination, have been granted at least 75% of all Performance Units granted under the Plan which remain outstanding at such time; provided, however, that nothing contained herein shall limit or restrict the discretionary powers granted to the Committee in Sections 1 through 11 hereof.

     Section 14.    Miscellaneous.

          (a) No Right to Awards or Continued Employment. No Employee shall have any claim or right to be granted an award under the Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any Employee any right to be retained in the employ of any of the Companies or any of their subsidiaries thereof.

          (b)  Unfunded Plan.  This Plan shall be unfunded.
Neither the Companies, shall be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any award under the Plan.

          (c) Taxes. The Companies shall have the right to deduct from all awards paid under the Plan any federal, state or local taxes required by law to be withheld with respect to such payments.

          (d) Prior Plan. This plan supersedes in its entirety the Prior Plan, which is terminated and shall be of no further force or effect.

          (e) Nontransferability. No award made hereunder may be assigned, pledged or transferred, except, in the event of death of a Participant, by will or the laws of descent and distribution, and any attempt to assign, pledge or transfer such rights shall be void.

          (f) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits to which a Participant may be entitled under any pension, profit sharing, group insurance or other benefit plan of the Companies.

          (g) Governing Law. This Plan shall be governed by, and construed in accordance with, the laws of the State of Illinois applicable to agreements made and to be performed entirely within such State (without regard to any conflict of law provisions that might indicate the applicability of any other laws).

     Section 15. Effective Date. Subject to the approval of the Committee, this Plan shall become effective as of June 30, 1997.


APPENDIX 1
DEFINITION OF AFFILIATE


     In respect of Acadia Partners, L.P., Keystone, Inc. and HWP
Specialty Partners, L.P. (each a "Stockholder"), "affiliates" shall mean:

(i) In all cases, any person or entity controlling, controlled by, or under common control with such Stockholder, including a general partner of such Stockholders which is a partnership and to the extent not otherwise described in this clause (i), coinvestment entities established by any such Stockholder on or prior to November 15, 1993 and controlled by such Stockholder, any officer, employee, partner or director of such Stockholder or of the general partner of such Stockholder (or of the general partner of any general partner of any such Stockholder) or any combination of the foregoing;

(ii) any trust, corporation, partnership or other entity, controlled by persons described in clause (i);

(iii) any stockholder or partner or partner of a Stockholder which receives shares of the Company pursuant to a general distribution by such Stockholders;

(iv) with respect to an individual Stockholder or an individual affiliate thereof, the spouse or children of such stockholder or affiliate or a trust established for the benefit of any of the foregoing which trust is controlled by such stockholder or affiliate or the estate of such Stockholder or affiliate; and

(v)  Robert B. Haas and Douglas D. Wheat.

_______________________________
1 Includes a service charge from Stella in the amount of $1.4 million per annum to reflect an estimate of the costs of services provided by Stella to H&M.
2 Includes the add-back of Operating Financing Charges estimated to be $5.8 million in 1997 and $7.3 million in 1998. See definitions of "EBITDAF" and "Operating Financing Charges".
3 Includes the add-back of Operating Financing Charges estimated to be $5.8 million in 1997 and $7.4 million in 1998. See definitions of "EBITDAF" and "Operating Financing Charges".